Exhibit 10.1


                              SETTLEMENT AGREEMENT
                              --------------------

     This Settlement Agreement and Mutual Release ("Agreement") is made by and between Semtech Corporation ("Semtech") and National Union Fire Insurance Company of Pittsburgh, PA ("National Union"). Semtech and National Union each shall be referred to herein individually as a "Party" and collectively as the "Parties." The "Effective Date" of this Agreement is November 5, 2007.

                                    RECITALS
                                    --------

     WHEREAS, National Union provided policies of insurance to Semtech, including commercial umbrella liability insurance policies BE 8712603 (effective 4/01/01 - 4/01/02) and BE 1391856 (effective 4/01/02 - 4/01/03) (collectively, the "National Union Policies"); and

     WHEREAS, one of Semtech's customers (the "Customer") made a claim against Semtech for damages from allegedly defective computer chips manufactured by Semtech and incorporated into certain of the Customer's products; and

     WHEREAS, the Customer and Semtech, with National Union's consent, entered into a settlement agreement in or around March 2003 that, inter alia, obligated Semtech to make payments to the Customer totaling $12 million in exchange for a release; and

     WHEREAS, Semtech sought coverage under the National Union Policies for the Customer's claim, including indemnity coverage for the settlement with the Customer (the "Insurance Claim"); and

     WHEREAS, on April 8, 2003, Semtech filed a lawsuit against National Union and others in the United States District Court for the Central District of California (the "Court"), entitled Semtech Corporation v. Royal Insurance Company of America, et al., Case No. CV03-2460 GAF (PJWx), seeking declaratory relief and damages for breach of contract (the "Coverage Action"); and

     WHEREAS, Semtech and National Union desire to settle any disputes between them which they now have relating to the Coverage Action and/or the Insurance Claim;

     NOW, THEREFORE, in consideration of the mutual promises, covenants, obligations, agreements, and other undertakings set forth herein, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree by and between themselves, each with the other, as follows:

                                    AGREEMENT
                                    ---------

1.   PAYMENT BY NATIONAL UNION.
     --------------------------

     1.1. On or before February 15, 2008, National Union shall deliver to Semtech a payment of Three Million Two Hundred Fifty Thousand U.S. Dollars ($3,250,000.00).

     1.2. On or before March 15, 2008, National Union shall deliver to Semtech a second payment of Three Million Two Hundred Fifty Thousand U.S. Dollars ($3,250,000.00) ("Final Settlement Payment").

     1.3. The foregoing payments, totaling Six Million Five Hundred Thousand U.S. Dollars ($6,500,000.00), shall be referred to herein as the "Settlement Payments."

2.   RELEASES.
     ---------

     2.1. Release by Semtech.

     In consideration of the Settlement Payments, Semtech and each of its parents, subsidiaries, affiliates, predecessors, trustees, successors and assigns (the "Semtech Releasors"), do forever release and absolutely and forever discharge and covenant not to sue National Union and, with respect to claims relating to the National Union Policies and any other insurance policies issued by National Union to Semtech, each of its past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, liquidators, principals, officers, directors, shareholders, agents, employees, independent contractors, suppliers, reinsurers, attorneys, and representatives, and each of them (collectively, the "National Union Releasees"), of and from any and all liability, claims, defenses, causes of action, obligations, duties, penalties, attorneys' fees, costs, damages, injuries, or liabilities of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether contingent or liquidated, which the Semtech Releasors have relating to or arising out of the Insurance Claim or the Coverage Action, including, without limitation, any such claims assigned to the Semtech Releasors by American Manufacturers Mutual Insurance Company ("AMM") or


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

Lumbermens Mutual Casualty Company ("LMCC"), any such claims for insurance coverage under the National Union Policies, any such claims for breach of the National Union Policies, any such claims for breach of any implied covenant of good faith and fair dealing, and any such claims for bad faith and violations of the Unfair Practices Act (i.e., Insurance Code ss. 790, et seq.), arising from the Insurance Claim. Notwithstanding anything else in this Section, the Semtech Releasors are not releasing: (1) any reinsurer of any of the National Union Releasees in its capacity as an insurer of any of the Semtech Releasors; or (2) any of the National Union Releasees from any duties or obligations under this Agreement.

     2.2. Release by National Union.

     In exchange for the foregoing release and other valuable consideration, National Union, and each of its respective parents, subsidiaries, affiliates, predecessors, trustees, successors and assigns (the "National Union Releasors"), do forever release and absolutely and forever discharge and covenant not to sue Semtech and, with respect to claims relating to the National Union Policies, each of its past, present and future businesses, affiliates, parents, subsidiaries, joint venturers, assigns, trustees, owners, principals, officers, directors, shareholders, agents, employees, independent contractors, suppliers, insurers (including AMM, LMCC, Royal Insurance Company of America, and their affiliated and related entities, successors and assigns), reinsurers, attorneys, and representatives, and each of them (collectively, the "Semtech Releasees"), of and from any and all liability, claims, defenses, causes of action, obligations, duties, penalties, attorneys' fees, costs, damages, injuries, or liabilities of any nature whatsoever, whether based on contract, tort, statute or other legal or equitable theory of recovery, whether contingent or liquidated, which the National Union Releasors have relating to or arising out of the Insurance Claim or the Coverage Action, including, without limitation, any such claims for breach of the National Union Policies, any such claims for breach of any implied covenant of good faith and fair dealing, any such claims for bad faith, any such claims relating to the Settlement Payments, any such claims relating to the tender or investigation of the Insurance Claim, and any claims for subrogation, indemnity or contribution. Notwithstanding anything else in this Section, the National Union Releasors are not releasing: (1) any reinsurer of any of the Semtech Releasees in its capacity as a reinsurer of any of the National Union Releasors; or (2) any of the Semtech Releasees from any duties or obligations under this Agreement.


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

     2.3. All Claims Included.

     With respect to the claims specifically released in Sections 2.1 and 2.2 above, the Parties agree that this Agreement includes all claims of every kind and nature relating to the Insurance Claim or the Coverage Action. As it pertains to such released claims, the Parties hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction. Section 1542 reads in pertinent part:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

     The Parties each hereby acknowledge that the foregoing waiver of the provisions of Section 1542 of the California Civil Code and all similar provisions of the laws of any other State, Territory or other jurisdiction was separately bargained for and that they would not enter into this Agreement unless it included a broad release of all unknown claims relating to the Insurance Claim or the Coverage Action, including specifically any claim of fraud or misrepresentation in the inducement of this Agreement. The Parties each expressly agree that all release provisions in this Agreement shall be given full force and effect in accordance with each and all of their express terms and provisions, including those terms and provisions relating to unknown, unsuspected or future claims, demands and causes of action. The Parties each assume for themselves the risk of the subsequent discovery or understanding of any matter, fact or law, that if now known or understood, would in any respect have affected his, her or its entering into this Agreement.

3.   DISMISSALS.
     -----------

     3.1. Stipulated Dismissal With Prejudice.

     Within five (5) business days of its receipt of National Union's executed signature page for this Agreement, Semtech will deliver to counsel for National Union an executed stipulation and proposed order of dismissal under FRCP 41(a) of National Union with prejudice from the Coverage Action without costs, sanctions or attorneys' fees against any of the Parties. National Union shall sign and file such stipulation and proposed order of dismissal in the Court upon receipt of Semtech's acknowledgement that it received the Final Settlement Payment.


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

4.   REPRESENTATIONS AND WARRANTIES.
     -------------------------------

     4.1. The Parties, and each of them, represent and warrant that in executing this Agreement they rely solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims hereunder and regarding all matters which relate in any way to the subject matter hereof, and that, except as provided herein, they have not been influenced to any extent whatsoever in executing this Agreement by any representations, statements or omissions pertaining to any of the foregoing matters by any Party or by any person representing any Party to this Agreement. The Parties, and each of them, further represent and warrant to each other that he, she or it has made such investigation of the facts pertaining to the settlement, this Agreement and all of the matters pertaining thereto, as he, she or it deems necessary. Each Party assumes the risk of mistake as to facts or law.

     4.2. Authority to Extinguish and Assign Claims.

     Each person executing this Agreement on behalf of any other person or entity does hereby personally represent and warrant to the other Parties that the Party for which he or she is signing has taken all necessary action to approve the making and performance of this Agreement, that he or she is competent to execute this instrument and that he or she is duly authorized, and has the full right and authority, to execute this Agreement on such Party's behalf.

     4.3. No Assignment or Transfer of Claims.

     The Parties, and each of them, warrant and represent to each other that they retain the sole right to and ownership of all rights, title and interest in and to every claim they release or assign herein and that they have not assigned, committed, or permitted, or agreed to any sale, encumbrance, hypothecation or transfer, whether by operation of law or otherwise, or otherwise transferred any interest in any of the claims they release or assign herein to any other person or entity.

5.   CONFIDENTIALITY.
     ----------------

     5.1. The Parties agree that the terms and provisions of this Agreement shall be, and remain, confidential as provided in this Section 5.1. Accordingly, neither this Agreement, nor any of its terms, shall be disclosed, published or


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

in any way used in any proceeding, except: (a) in any action or proceeding where one of the Parties is seeking enforcement of this Agreement; (b) as required by law, regulation or court order; (c) to any member, subsidiary, affiliate, associated, or parent companies of the Parties and their counsel; (d) by written consent of the Parties hereto, such consent not to be unreasonably withheld; (e) to current, former, or prospective insurers of Semtech or the insurers, reinsurers or prospective insurers and reinsurers of National Union; or (f) disclosures determined necessary by a Party to comply with state and/or federal regulatory requirements, and to respond to direct inquiries related to such disclosures.

6.   MISCELLANEOUS.
     --------------

     6.1. Headings.

     Section headings are for convenience only and shall not be construed to change or affect the text of this Agreement.

     6.2. Integration.

     This Agreement contains the entire agreement between the Parties relating to the settlement of the Insurance Claim and the Coverage Action, and all prior agreements, understandings, representations and statements, oral or written, relating to those matters are merged into this Agreement.

     6.3. Governing Law.

     This Agreement is governed by California law, without regard to California's conflict of law principles.

     6.4. Survival of Representations and Warranties.

     All representations and warranties set forth in this Agreement shall be deemed continuing and shall survive the Effective Date of this Agreement.

     6.5. Further Assurances.

     The Parties agree to execute such other documents and take such actions as may reasonably be necessary to further the purpose of this Agreement.

     6.6. No Admissions.

     None of the Parties have made, nor shall they be deemed to have made, any admission of any kind by their negotiation of or entry into this Agreement. Neither this Agreement nor any provision contained herein shall be construed by any person as an admission by any of the Parties of any liability for, related to or arising out of any of the claims released herein or any other claims of any other nature. The Parties are entering into this Agreement for the purpose of resolving disputed issues between them and to avoid the costs and risks of litigation.


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

     6.7. Counterpart Originals.

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. Facsimile signatures shall be considered the same as originals. 6.8. Binding Effect.

     This Agreement binds and inures to the benefit of the Parties, their assigns, heirs, administrators, executors, representatives, beneficiaries and successors, and each of them.

     6.9. Modification.

     This Agreement cannot be modified or amended except by written agreement signed on behalf of each of the Parties.

     6.10. Waiver.

     No portion of this Agreement may be waived except by written agreement of the Parties. A waiver of one provision is not a waiver of any other. Failure to enforce any provision of this Agreement shall not waive that provision or any other.

     6.11. Construction.

     Any rule of construction to the effect that ambiguities in a writing are to be construed against the drafting party does not apply in the interpretation of this Agreement, or any portion hereof, which has actively been negotiated and drafted by counsel for each of the Parties.

     6.12. Severability.

     Provided the remainder of this document does not frustrate the purpose and intent of the law and the Parties in entering into this Agreement, in the event that any portion of this Agreement shall be judicially determined to be invalid or unenforceable to any extent, the same shall to that extent be deemed severable from this Agreement and the invalidity or unenforceability thereof shall not affect the validity and enforceability of the remaining portion of this Agreement.

7.   DECLARATIONS
     ------------

     BY SIGNING THIS AGREEMENT, EACH PARTY ACKNOWLEDGES AND DECLARES: (A) THAT THE PARTY HAS FULLY AND CAREFULLY READ THE AGREEMENT; (B) THAT THE PARTY CLEARLY

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

UNDERSTANDS THAT THE AGREEMENT IS A COMPLETE AND FINAL SETTLEMENT; (C) THAT THE PARTY CLEARLY UNDERSTANDS THE MEANING, PURPOSE, AND INTENT OF EACH PROVISION OF THE AGREEMENT, AND THAT EACH PROVISION IS CLEAR AND DEFINITE; (D) THAT SEMTECH ON THE ONE HAND, AND NATIONAL UNION ON THE OTHER, HAVE NOT RELIED UPON ANY REPRESENTATION OF THE OTHER NOT CONTAINED HEREIN IN AGREEING TO THE TERMS OF THIS AGREEMENT; AND (E) THAT THE PARTY HAS BEEN REPRESENTED BY COMPETENT LEGAL COUNSEL WITH RESPECT TO NEGOTIATING, EXPLAINING, AND ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the Parties, and each of them, hereby execute this Settlement Agreement and Mutual Release in consideration of the mutual promises made herein, as of the dates indicated below.


                                        APPROVED AND AGREED TO:


                                        SEMTECH CORPORATION


Dated: 11/26/2007                       By: /s/ M. Maheswaran
                                            -----------------
                                        Its: President and CEO



                                        NATIONAL UNION FIRE INSURANCE COMPANY OF
                                        PITTSBURGH, PA


Dated: 11/26/2007                       By: /s/ Megan C. Watt
                                            -----------------
                                        Its: Vice President



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